BEAR STEARNS
BEAR STEARNS FINANCIAL PRODUCTS INC.
383 MADISON AVENUE
NEW YORK, NEW YORK 10179
212-272-4009

DATE:	August 3, 2006

TO:	Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
ATTENTION:	Client Manager — Fremont 2006-B
TELEPHONE:	(410)884-2000
FACSIMILE:	(410)715-2380

FROM:	Derivatives Documentation
TELEPHONE:	212-597-2711
FACSIMILE:	212-597-9851

SUBJECT:	Mortgage Derivatives Confirmation and Agreement

REFERENCE NUMBER(S):	FXFRENT06B
The purpose of this letter agreement (“Agreement”) is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the “Transaction”) between Bear Stearns Financial Products Inc. (“BSFP”) and Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B (“Counterparty”). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a “Confirmation” as referred to in the “ISDA Form Master Agreement” (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.
1. This Agreement is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the “ISDA Form Master Agreement”) but, rather, an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. Terms capitalized but not defined herein or in the Definitions shall have the respective meanings attributed to them in the Pooling and Servicing Agreement, dated as of August 1, 2006 among Fremont Mortgage Securities Corporation, as Depositor, Fremont Investment & Loan as Originator and Servicer, Wells Fargo Bank, N.A., as Trust Administrator, and Master Servicer and HSBC Bank USA, National Association, as Trustee (the “Pooling and Servicing Agreement”). In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Each reference to a “Section” (unless specifically referencing the Pooling and Servicing Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Form Master Agreement.

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3,2006

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	For each Calculation Period, the Notional Amount shall equal the lesser of:
(i) the Scheduled Notional Amount for such Calculation Period as detailed in the Schedule of Notional Amounts attached hereto, and
(ii) the aggregate Bond Principal Balance of the Fremont Home Loan Trust 2006-B, Pool II Certificates excluding Class SL-B1 Certificates, as of the first day of the relevant Calculation Period divided by 250

Trade Date:	August 3, 2006

Effective Date:	August 3, 2006

Termination Date:	August 25, 2012, subject to adjustment in accordance with the Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Period End Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing September 25, 2006 and ending on August 25, 2012, with No Adjustment.

Fixed Rate Payer Payment Dates:	Early Payment shall be applicable. The Fixed Rate Payer Payment Dates shall be one Business Day preceding each Fixed Rate Payer Period End Date.

Fixed Amount:	250 x Fixed Rate x Notional Amount x Fixed Rate Day Count Fraction

Fixed Rate:	5.78%

Fixed Rate Day Count Fraction:	30/360

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3, 2006

Floating Amounts:

Floating Rate Payer:	BSFP

Floating Rate Payer Period End Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing September 25, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Dates shall be one Business Day preceding each Floating Rate Payer Period End Date.

Floating Rate for the initial Calculation Period:	5.42067%

Floating Rate Option:	USD-LIBOR-BBA

Floating Amount:	250 x Floating Rate x Notional Amount x Floating Rate Day Count Fraction

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	Following

Calculation Agent:	BSFP

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3,2006

3.	Additional Provisions:	1 ) Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph (1) shall be deemed repeated on the trade date of each Transaction.

4.	Provisions Deemed Incorporated in a Schedule to the Master Agreement:
1)	The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

2)	Termination Provisions. For purposes of the Master Agreement:
(a) “Specified Entity” is not applicable to BSFP or Counterparty for any purpose.
(b) “Specified Transaction” is not applicable to BSFP or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or Counterparty.
(c) The “Cross Default” provisions of Section 5(a)(vi) will not apply to BSFP or to Counterparty.
(d) The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to BSFP or Counterparty.
(e) The “Bankruptcy” provision of Section 5(a)(vii)(2) of the Agreement will be inapplicable to Counterparty.
(f) The “Automatic Early Termination” provision of Section 6(a) will not apply to BSFP or to Counterparty.
(g) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:
(i) Market Quotation will apply.
(ii) The Second Method will apply.
(h) “Termination Currency” means United States Dollars.

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3, 2006

(i) Tax Event. The provisions of Section 2(d)(i)(4) and 2(d)(ii) of the printed ISDA Form Master Agreement shall not apply to Counterparty and Counterparty shall not be required to pay any additional amounts referred to therein.
3) Tax Representations.
(a) Payer Representations. For the purpose of Section 3(e) of this Agreement, each of BSFP and the Counterparty will make the following representations:
It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:
(i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;
(ii) the satisfaction of the agreement contained in Section 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(iii) of this Agreement; and
(iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, each of BSFP and the Counterparty make the following representations.
The following representation will apply to BSFP:
BSFP is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.
The following representation will apply to the Counterparty:
Counterparty represents that it is the Trust Administrator, not in its Individual Capacity, but solely as Trust Administrator for Fremont Home Loan Trust 2006-B, Mortgage-Backed Certificates, Series 2006-B under the Pooling and Servicing Agreement.
4) Documents to be Delivered. For the purpose of Section 4(a):
(1) Tax forms, documents, or certificates to be delivered are:

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3, 2006

Party required to deliver	Form/Document/	Date by which to
document	Certificate	be delivered

BSFP and the Counterparty	Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any Tax or with such deduction or withholding at a reduced rate	Promptly after the earlier of (i) reasonable demand by either party or (ii) learning that such form or document is required
(2)	Other documents to be delivered are:

Party required	Form/Document/	Date by which to	Covered by Section 3(d)
to deliver	Certificate	be delivered	Representation
document

BSFP and the Counterparty	Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver this Agreement, any Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case	Upon the execution and delivery of this Agreement and such Confirmation	Yes

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3, 2006
Page 7 of l9

Party required	Form/Document/	Date by which to	Covered by Section 3(d)
to deliver	Certificate	be delivered	Representation
document
may be

BSFP and the Counterparty	A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be	Upon the execution and delivery of this Agreement and such Confirmation	Yes

Counterparty	An executed copy of the Pooling and Servicing Agreement	Within 30 days after the date of this Agreement.	No

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3, 2006

5) Miscellaneous. Miscellaneous
(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:
Address for notices or communications to BSFP:

Address:	383 Madison Avenue, New York, New York 10179
Attention:	DPC Manager
Facsimile:	(212) 272-5823
with a copy to:

Address:	One Metrotech Center North, Brooklyn, New York 11201
Attention:	Derivative Operations — 7th Floor
Facsimile:	(212) 272-1634

(For all purposes)
Address for notices or communications to the Counterparty:

Address:	Wells Fargo Bank, N.A.
9062 Old Annapolis Rd.
Columbia, Maryland 21045
Attn: Client Manager — Fremont 2006-B
Facsimile:	(410) 715-2380
Phone:	(410) 884-2000

(For all purposes)

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3, 2006

(b)	Process Agent. For the purpose of Section 13(c):

BSFP appoints as its
Process Agent:	Not Applicable

The Counterparty appoints as its
Process Agent:	Not Applicable
(c) Offices. The provisions of Section 10(a) will not apply to this Agreement; neither BSFP nor the Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of this Agreement, it shall not in future have any Office other than one in the United States.
(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

BSFP is not a Multibranch Party.

The Counterparty is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is BSFP.

(f)	Credit Support Document. Not applicable for either BSFP or the Counterparty.

(g)	Credit Support Provider.

BSFP: Not Applicable

The Counterparty: Not Applicable
(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.
(i) Non-Petition. BSFP hereby irrevocably and unconditionally agrees that it will not institute against, or join any other person in instituting against or cause any other person to institute against the Counterparty, any bankruptcy, reorganization, arrangement, insolvency, or similar proceeding under the laws of the United States, or any other jurisdiction for the non-payment of any amount due hereunder or any other reason until the payment in full of the Certificates (as defined in the Pooling and Servicing Agreement) and the expiration of a period of one year plus ten days (or, if longer, the applicable preference period) following such payment.

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3, 2006

(j) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.
The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.
(k) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.
(l) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.
(m) Limited Set-Off. The provisions for Set-off set forth in Section 6(e) of the ISDA Form Master Agreement shall not apply for purposes of this Transaction. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements.
(n) This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
(o) Additional Definitional Provisions.
As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:
“Moody’s” means Moody’s Investors Service, Inc., or any successor.
“S&P” means Standard & Poor’s Ratings Services, or any successor.
(p) Trust Administrator Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wells Fargo Bank, N.A., not individually or personally but solely as the Trust Administrator, in the exercise of the powers and authority

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3,2006

conferred and vested in it under the Pooling and Servicing Agreement, (b) the representations, warranties, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Wells Fargo Bank, N.A. but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wells Fargo Bank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties hereto; provided that nothing in this paragraph shall relieve Wells Fargo Bank, N.A. from performing its duties and obligations under the Pooling and Servicing Agreement in accordance with the standard of care set forth therein and (d) under no circumstances shall Wells Fargo Bank, N.A. be personally liable for the payment of any indemnity, indebtedness, fees or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.
(q) Additional Provisions. The provisions of Sections 5(a)(ii), 5(a)(iii) and 5(a)(iv) shall not apply to BSFP or Counterparty.
6) “Affiliate” will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that BSFP and Counterparty shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).
7) Rating Agency Downgrade. In the event that BSFP’s long-term unsecured and unsubordinated debt rating is reduced below “AA-” by S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “Aa3” by Moody’s (and together with S&P, the “Swap Rating Agencies”, and such rating thresholds, “Approved Rating Thresholds”), then within 30 days after such rating withdrawal or downgrade, BSFP shall, at its own expense, either (i) seek another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement, (ii) subject to the Rating Agency Condition obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Threshold, to honor, BSFP’s obligations under this Agreement, (iii) subject to the Rating Agency Condition, post collateral which will be sufficient to restore the immediately prior ratings of the Certificates, or (iv) take such other action as agreed with S&P and Moody’s that satisfies the Rating Agency Condition. In the event that BSFP’s long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “BBB-” by S&P, then within 10 Business Days after such rating withdrawal or downgrade, BSFP shall, and at its own expense, either (i) secure another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement, (ii) subject to the Rating Agency Condition obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, BSFP’s obligations under this Agreement or (iii) take such other action as agreed with S&P and Moody’s that satisfies the Rating Agency Condition. BSFP’s failure to do any of the foregoing shall, at the Counterparty’s option, constitute an Additional Termination Event with BSFP as the Affected Party. For purposes of this provision, “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Swap Rating Agencies then providing a rating of the Certificates and receive from each of the Swap Rating

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3, 2006

Agencies a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates.
8) Payment Instructions. BSFP hereby agrees that, unless notified in writing by the Trust Administrator of other payment instructions, any and all amounts payable by BSFP to the Counterparty under this Agreement shall be paid to the Trust Administrator at the account specified in Section 5.
9) Section 3 of the 1SDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):
     “(g) Relationship Between Parties.
Each party represents to the other party on each date when it enters into a Transaction that:
          (1) Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.
          (2) Evaluation and Understanding.
(i)	BSFP is acting for its own account and Wells Fargo Bank, N.A. is acting in its capacity as Trust Administrator under the Pooling and Servicing Agreement and not for its own account. BSFP has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.
(ii)	It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3,2006

(iii)	The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.
(3) Purpose. It is an “eligible swap participant” as such term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, and an “eligible contract participant” as defined in Section I(a)(l2) of, the Commodity Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.”
10) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Confirmation shall be permitted by either party unless each of S&P and Moody’s has been provided notice of such transfer, amendment, waiver, supplement, assignment or other modification and each of S&P and Moody’s confirms in writing (including by facsimile transmission) that it will not qualify, downgrade, withdraw or modify its then current rating of the Certificates issued pursuant to the Pooling and Servicing Agreement.
11) Compliance with Regulation AB.
(i) BSFP agrees and acknowledges that the Depositor is required under Regulation AB (as defined in the Pooling and Servicing Agreement), to disclose certain financial information regarding BSFP or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between BSFP or its group of affiliated entities, if applicable, and the Depositor, as calculated from time to time in accordance with Item 1115 of Regulation AB.
(ii) It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, the Depositor requests from BSFP the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by the Depositor, in good faith, that such information is required under Regulation AB) (the “Company Financial Information”).
(iii) Upon the occurrence of a Swap Disclosure Event, BSFP, at its own expense, shall (l)(a) either (i) provide to Counterparty and the Depositor the current Company Financial Information in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word® or Microsoft Excel® format but not in .pdf format) or (ii) provide written consent to Counterparty and the Depositor to incorporation by reference of such current Company Financial Information that are filed with the Securities and Exchange Commission in the reports of the Trust filed pursuant to the Exchange Act, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference of such accounting firm’s report relating to their audits of such current Company Financial Information in the Exchange Act Reports of the Depositor, and (c) provide to Counterparty and the Depositor any updated Company Financial Information with respect to BSFP or any entity that consolidates BSFP within five days of the release of any such updated Company Financial Information; (2) secure another entity to replace BSFP as party to this Agreement on terms

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3, 2006

substantially similar to this Agreement, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB, or (3) obtain a guaranty of BSFP’s obligations under this Agreement from an affiliate of BSFP that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, and cause such affiliate to provide Company Financial Information and any future Company Financial Information, such that disclosure provided in respect of such affiliate will satisfy any disclosure requirements applicable to the Swap Provider.
(iv) BSFP agrees that, in the event that BSFP provides Company Financial Information to Counterparty and the Depositor in accordance with clause (iii)(a) of this paragraph 11 or causes its affiliate to provide Company Financial Information to Counterparty and the Depositor in accordance with clause (iii)(c) of this paragraph 11, it will indemnify and hold harmless Counterparty and the Depositor, its respective directors or officers and any person controlling Counterparty and the Depositor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Company Financial Information or caused by any omission or alleged omission to state in such Company Financial Information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(v) If the Depositor reasonably requests, BSFP shall provide such other information as may be necessary for the Depositor to comply with Item 1115 of Regulation AB.
(vi) The Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of Depositor’s rights explicitly specified herein.
12) Additional Termination Events.
(a) If a Rating Agency Downgrade has occurred and BSFP has not complied with Section 7 above, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such an Additional Termination Event.
(b) If the Trust Administrator is unable to pay the Class A Certificates or fails or admits in writing its inability to pay the Class A Certificates as they become due, then an Additional Termination Event shall have occurred with respect to Counterparty and Counterparty shall be the sole Affected Party with respect to such Additional Termination Event.
(c) If upon the occurrence of a Swap Disclosure Event (as defined in paragraph 11(ii) above) BSFP has not, within 10 Business Days after such Swap Disclosure Event complied with any of the provisions set forth in clause (iii) of paragraph 11 above, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such Additional Termination Event.

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3, 2006

(d) If at any time, the Servicer provides notice that it will purchase the Pool II Mortgage Loans pursuant to Section 9.01 of the Pooling and Servicing Agreement and the Trust Administrator mails a Notice of Final Distribution to the Pool II Certificateholders, then an Additional Termination Event shall have occurred and Counterparty shall be the sole Affected Party with respect to such Additional Termination Event; provided that notwithstanding anything in the first sentence of Section 6(d)(ii) of the ISDA Form Master Agreement to the contrary, the amount calculated as being due in respect of such Additional Termination Event shall be payable on the Distribution Date upon which the final distribution is made to the Certificateholders; provided further that for purposes of determining the payment under Section 6(e) of the ISDA Form Master Agreement, for all Calculation Periods beginning after the Early Termination Date, the definition of Notional Amount in the Confirmation shall be deleted in its entirety and replaced with the following: “With respect to each Calculation Period, the Scheduled Amount for such Calculation Period as set forth in the Schedule of Scheduled Amounts attached hereto multiplied by the quotient of (i) the Notional Amount for the Calculation Period immediately prior to the Early Termination Date divided by (ii) the Scheduled Amount for the Calculation Period immediately prior to the Early Termination Date as set forth in the Schedule of Scheduled Amounts attached hereto.
(e) Without the prior written consent of BSFP, Counterparty shall not consent to any amendment or supplemental agreement to the Pooling and Servicing Agreement if such amendment or supplemental agreement could reasonably be expected to have an adverse effect on the interests of BSFP. Counterparty will furnish to BSFP a copy of each proposed and each executed amendment or supplemental agreement and copies of any related Rating Agency confirmation therewith, if any. The failure by Counterparty to comply with the above shall constitute an Additional Termination Event hereunder, upon which Counterparty shall be the sole Affected Party and all Transactions hereunder shall be Affected Transactions.

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3, 2006

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

6.	Account Details and
	Settlement Information:	Payments to BSFP:
Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of
Bear, Steams Securities Corp.
Account Number: 0925-3186, for further credit to
Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Payments to Counterparty:
Wells Fargo Bank, N.A.
ABA Number: 121-000-248
Account Number: 3970771416
Account Name SAS Clearing
FFC to Fremont 2006-B
Acct # 509136901
Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed Confirmation to 212-272-9857. To discuss an inquiry regarding U.S. Transactions, please contact Nick Girardi by telephone at 212-272-8420. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3, 2006

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.
Very truly yours,
BEAR STEARNS FINANCIAL PRODUCTS INC.

By:	/s/ Annie Manevitz

ANNIE MANEVITZ
AUTHORIZED SIGNATORY
Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.
WELLS FARGO BANK, N.A., NOT INDIVIDUALLY, BUT SOLELY AS TRUST ADMINISTRATOR ON BEHALF OF FREMONT HOME LOAN TRUST 2006-B, MORTGAGE-BACKED CERTIFICATES, SERIES 2006-B.

By:	/s/ Graham Oglesby

Name: Graham Oglesby
Title: Assistant Vice President

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3, 2006

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.
Very truly yours,
BEAR STEARNS FINANCIAL PRODUCTS INC.

By:

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.
WELLS FARGO BANK, N.A., NOT INDIVIDUALLY, BUT SOLELY AS TRUST ADMINISTRATOR ON BEHALF OF FREMONT HOME LOAN TRUST 2006-B, MORTGAGE-BACKED CERTIFICATES, SERIES 2006-B.

By:	/s/ Graham Oglesby

As authorized agent or officer for Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
Name: Graham Oglesby
Title: Assistant Vice President

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3, 2006

SCHEDULE OF NOTIONAL AMOUNTS
(For the purpose of determining (i) the Floating Amounts, all such dates are subject to adjustment in accordance with the Business Day Convention and (ii) the Fixed Amounts, all such dates are not subject to adjustment in accordance with any Business Day Convention.)

		Scheduled Notional
From and including	To but excluding	Amount (USD)
Effective Date	9/25/2006	1,060,180.00
9/25/2006	10/25/2006	1,050,524.00
10/25/2006	11/25/2006	1,035,500.00
11/25/2006	12/25/2006	1,019,064.00
12/25/2006	1/25/2007	1,001,220.00
1/25/2007	2/25/2007	982,016.00
2/25/2007	3/25/2007	961,484.00
3/25/2007	4/25/2007	940,624.00
4/25/2007	5/25/2007	918,560.00
5/25/2007	6/25/2007	895,316.00
6/25/2007	7/25/2007	870,964.00
7/25/2007	8/25/2007	845,552.00
8/25/2007	9/25/2007	819,172.00
9/25/2007	10/25/2007	793,956.00
10/25/2007	11/25/2007	768,944.00
11/25/2007	12/25/2007	743,088.00
12/25/2007	1/25/2008	716,468.00
1/25/2008	2/25/2008	689,180.00
2/25/2008	3/25/2008	662,756.00
3/25/2008	4/25/2008	637,172.00
4/25/2008	5/25/2008	612,404.00
5/25/2008	6/25/2008	588,416.00
6/25/2008	7/25/2008	565,120.00
7/25/2008	8/25/2008	521,780.00
8/25/2008	9/25/2008	481,108.00
9/25/2008	10/25/2008	444,260.00
10/25/2008	11/25/2008	409,920.00
11/25/2008	12/25/2008	377,944.00
12/25/2008	1/25/2009	348,216.00
1/25/2009	2/25/2009	333,652.00
2/25/2009	3/25/2009	319,728.00
3/25/2009	4/25/2009	306,408.00
4/25/2009	5/25/2009	293,700.00
5/25/2009	6/25/2009	281,568.00

Reference Number: FXFRENT06B
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont
Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3, 2006

		Scheduled Notional
From and including	To but excluding	Amount (USD)
6/25/2009	7/25/2009	269,988.00
7/25/2009	8/25/2009	258,952.00
8/25/2009	9/25/2009	248,432.00
9/25/2009	10/25/2009	238,416.00
10/25/2009	11/25/2009	228,884.00
11/25/2009	12/25/2009	219,820.00
12/25/2009	1/25/2010	211,208.00
1/25/2030	2/25/2010	203,036.00
2/25/2010	3/25/2010	195,292.00
3/25/2010	4/25/2010	187,956.00
4/25/2010	5/25/2010	181,016.00
5/25/2010	6/25/2010	174,464.00
6/25/2010	7/25/2010	168,284.00
7/25/2010	8/25/2010	162,464.00
8/25/2010	9/25/2010	156,992.00
9/25/2010	10/25/2010	151,044.00
10/25/2010	11/25/2010	145,416.00
11/25/2010	12/25/2010	140,100.00
12/25/2010	1/25/2011	135,092.00
1/25/2011	2/25/2011	130,372.00
2/25/2011	3/25/2011	125,936.00
3/25/2011	4/25/2011	121,776.00
4/25/2011	5/25/2011	117,876.00
5/25/2011	6/25/2011	114,236.00
6/25/2011	7/25/2011	110,844.00
7/25/2011	8/25/2011	107,696.00
8/25/2011	9/25/2011	104,780.00
9/25/2011	10/25/2011	100,452.00
10/25/2011	11/25/2011	96,332.00
11/25/2011	12/25/2011	92,420.00
12/25/2011	1/25/2012	88,704.00
1/25/2012	2/25/2012	85,176.00
2/25/2012	3/25/2012	81,832.00
3/25/2012	4/25/2012	78,672.00
4/25/2012	5/25/2012	75,676.00
5/25/2012	6/25/2012	72,852.00
6/25/2012	7/25/2012	70,212.00
7/25/2012	Termination Date	67,732.00

BEAR STEARNS FINANCIAL PRODUCTS INC.
383 MADISON AVENUE
NEW YORK, NEW YORK 10179
212-272-4009

DATE:	August 3, 2006

TO:	Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
ATTENTION:	Client Manager — Fremont 2006-B
FACSIMILE:	(410) 715-2380

TO:	Fremont Investment & Loan
ATTENTION:	Jeffrey Crusinberry
FACSIMILE:	(714) 431-1436

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857

RE:	Novation Confirmation

REFERENCE NUMBER(S):	FXFRENT06B- BXFRENT06B
The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below. This Novation Confirmation constitutes a “Confirmation” as referred to in the New Agreement specified below.
1.	The definitions and provisions contained in the 2004 ISDA Novation Definitions (the “Definitions”) and the terms and provisions of the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the 2000 ISDA Definitions, and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern.

2.	The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

Novation Trade Date:	August 3, 2006
Novation Date:	August 3, 2006
Novated Amount:	USD 1.060, 180.00
Transferor 1:	Fremont Investment & Loan
Transferor 2:	Bear Stearns Bank plc
Transferee 1:	Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont Home Loan Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
Transferee 2:	Bear Stearns Financial Products Inc.

New Agreement (between Transferee 1 and Transferee 2):	The Master Agreement as defined in the New Confirmation

Reference Number: FXFRENT06B- BXFRENT06B- Novation Confirmation
Fremont Investment & Loan
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont Home Loan
Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3, 2006

3.	The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows:

Trade Date of Old Transaction:	August 1, 2006
Effective Date of Old Transaction:	August 3, 2006
Termination Date of Old Transaction:	August 25, 2012
4.	The terms of the New Transaction to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit A.

Full First Calculation Period:	Applicable, commencing on August 3, 2006
5.	Offices:

Transferor 1:	Not Applicable
Transferor 2:	Not Applicable
Transferee 1:	Not Applicable
Transferee 2:	Not Applicable
The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning a facsimile of the fully-executed Novation Confirmation to 212-272-9857. The Transferors, by their execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the Old Transaction. The Transferees, by their execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the New Transaction.

Reference Number: FXFRENT06B- BXFRENT06B- Novation Confirmation
Fremont Investment & Loan
Wells Fargo Bank, N.A., not individually, but solely as Trust Administrator on behalf of Fremont Home Loan
Trust 2006-B, Mortgage Backed Certificates, Series 2006-B
August 3, 2006

FREMONT INVESTMENT & LOAN			BEAR STEARNS BANK PLC

By:	/s/ Jeff Crusinberry		By:	/s/ Mary Brock

	Name:	JEFF CRUSINBERRY		Name:	MARY BROCK
	Title:	SENIOR VICE PRESIDENT		Title:	AUTHORIZED SIGNATORY
	Date:			Date:

WELLS FARGO BANK, N.A., NOT INDIVIDUALLY, BUT SOLELY AS TRUST ADMINISTRATOR ON BEHALF OF FREMONT HOME LOAN TRUST 2006-B, MORTGAGE BACKED CERTIFICATES, SERIES 2006-B			BEAR STEARNS FINANCIAL PRODUCTS INC.

By:	/s/ Graham Oglesby		By:	/s/ Annie Manevitz

Name:	Graham Oglesby			Name:	ANNIE MANEVITZ
Title:	Assistant Vice President			Title:	AUTHORIZED SIGNATORY
Date:				Date:
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